                                                                    EXHIBIT 10.0









                             JOINT VENTURE AGREEMENT

                                     BETWEEN

                                 ROBIN SCHWARZ,

                                AYLWARD SCHWARZ,

                       S & S MINING, A NEVADA CORPORATION

                                       AND

                             CAN-CAL RESOURCES, LTD.


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                             JOINT VENTURE AGREEMENT
                             -----------------------

        THIS JOINT VENTURE AGREEMENT, made as of the 13th day of September, 1996, by and between ROBIN SCHWARZ, AYLWARD SCHWARZ, and S & S MINING, a Nevada corporation (hereinafter collectively referred to as "Schwarz" or "Venturer"), and CAN-CAL RESOURCES, LTD., a Nevada Corporation (hereinafter referred to as "Can-Cal" or "Venturer").

                                    RECITALS

        WHEREAS, Schwarz owns or has possessory rights to certain mining claims in San Bernardino County, California, and may acquire or stake additional mining claims in San Bernardino County, California (the "Area of Interest" as defined herein) (the "Claims"), and

        WHEREAS, Schwarz believes that its claims are prospective for the existence and commercial extraction and production of precious metals; and

        WHEREAS, Schwarz does not have funds with which to engage in the necessary work and procedures to determine the existence of precious metals on the claims; and

        WHEREAS, Can-Cal is willing to advance certain funds to Schwarz to ascertain whether precious metals exist on the claims;

        WHEREAS, Can-Cal is willing to advance funds only if it acquires a 50% interest in the claims and its other advances are secured; and

        WHEREAS, the parties believe that it is in their respective best interests to pool their resources to attempt to ascertain the existence of precious metals of the claims and, if so, to commercially exploit the claims and the precious metals contained thereon; and



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        WHEREAS,   Schwarz  and  Can-Cal  wish  to  make  arrangements  for  the exploration, evaluation, development, production and sale of precious metals, if any, produced from the claims all through this Joint Venture.

        NOW  THEREFORE,   in  consideration  of  the  covenants  and  agreements
contained herein, SCHWARZ AND CAN-CAL AGREE AS FOLLOWS:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

        1.1 "Accounting Procedure" means the procedures as agreed upon by the Venturers.

        1.2 "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Venturer. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

        1.3 "Agreement" means this Joint Venture Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

        1.4 "Area of Interest" means a five mile radius around the claims listed on Exhibit A and no other physical areas.

        1.5 "Assets" means the Property, Products and all other real and personal property, tangible and intangible, held by or for the benefit of the Venturers hereunder.

        1.6 "Capital Account" means the Capital Account as defined herein.


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        1.7 "Claims" means the mining claims listed on Exhibit A hereto.

        1.8 "Default" means the occurrence of one or more of the events listed in Section 10.2.

        1.9 "Development" means all preparation for the removal and recovery of Products, including the construction or installation of any improvements to be used for the mining or handling, but not the milling or other processing, or Products.

        1.10 "Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products.

        1.11 "Initial Contribution" means that contribution each Venturer agrees to make, or is deemed to have made, pursuant to Section 5. 1.

        1.12 "Joint Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Venturers.

        1.13 "Losses" shall have the meaning set forth in Section 4. 1 (b) herein.

        1.14  "Management  Committee"  means  the  committee  established  under
Article VII.

        1.15 "Milling" means the milling or processing of ores into precious metals.

        1. 16 "Mining" means the mining, extracting, producing, hauling and handling of ore from the Property.

        1. 17  "Net Proceeds" means net cash flow from Operations.


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        1.18  "Operations"   means  the  Exploration,   Development  and  Mining
activities carried out under this Agreement.

        1.19 "Venturer" and "Venturers" mean the persons or entities that from time to time have Participating Interests in the Claims.

        1.20 "Participating Interest(s)" means the percentage interest representing the operating ownership interest of a Venturer in Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interest shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%). Decimals of .005 or more shall be rounded up to .01; decimals of less than .005 shall be rounded down. The initial Participating Interest of the Venturers are set forth in Section 6. 1.

        1.21 "Products" means all ores, minerals, mineral resources and precious metals (including, where appropriate, gold) produced from the Claims.

        1.22 "Program" means a description of the Exploration, Development, Mining and Milling to be conducted by the joint venture.

                                   ARTICLE II
                                   ----------
                 REPRESENTATIONS AND WARRANTIES, TITLE TO ASSETS
                 -----------------------------------------------

        2.1 Representations and Warranties. Each of Robin Schwarz, Aylward Schwarz and S&S Mining and Can-Cal represents and warrants as follows:

        (i) that S & S Mining and Can-Cal are each a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in the state of its incorporation and such other states where necessary in order to carry out the purposes of this Agreement;


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        (ii) that each has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

        (iii) that this Agreement has been duly executed and delivered by it and is valid, binding and full enforceable against it in accordance with its terms;

        (iv) that there is no order, writ, injunction, judgment, award or decree outstanding, and no legal, administration, arbitration or other proceeding
("Legal Proceeding") pending against it or involving any of its directors, officers or employees or properties or assets, or to its knowledge, threatened against it or any of its directors, officers or employees or properties or assets, which Legal Proceedings, if determined adversely, would have a material adverse effect on such Venturer or the Joint Venture;

        (v) that (A) the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, change or encumbrance upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument by which it is bound or to which any of its property or assets is subject, or will such action result in any violation of the provisions of its charter or by-laws or of any statute or any order, rule or regulation of any court or governmental agency or body of the United States, any State or any political subdivision of either having jurisdiction over it or any of its properties or assets; and (B) except what which has already been obtained by it, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any such court or any such regulatory authority or other such governmental agency or body in required to be obtained by or with respect to it in connection with the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby.


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        2.2 Disclosures.  Each of the Venturers  represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, and which should be disclosed to the other Venturers in order to prevent the representations in this Article II from being materially misleading or which could foreseeable have a material adverse effect on the business or assets of the Joint Venture.

                                   ARTICLE III
                                   -----------
                          FORMATION, PURPOSES AND TERM
                          ----------------------------

        3.1 Formation of Joint Venture. Schwarz and Can-Cal hereby form a Joint Venture for the purposes set forth below. All real and personal property acquired by the Joint Venture after the date hereof shall be held in its name, and not in the names of the Venturers, and no Venturer shall have any individual ownership in such property except for its rights as a Venturer in the Joint Venture.

        3.2 Name. The name of this Joint Venture shall be the Schwarz - Can-Cal Joint Venture or such other name as determined by the Management Committee. The principal place of business of the Joint Venture shall be 3651 Lindell, Suite A, Las Vegas, Nevada, or such other place as the Management Committee may determine.

        3.3 Purposes. This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Venturers, or either of them, accomplish such purposes:

            (a) to  conduct  Exploration  on the  Claims  to  ascertain  whether precious metals exist on the Claims;

            (b) to evaluate the possible Development of the Claims;


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            (c) to engage in Development and Mining Operations on the Claims and
milling of the ore to the maximum extent possible;

            (d) to engage in marketing of precious metals recovered from the Claims;

            (e) to sell forward, purchase or borrow precious metals from such at such prices as determined by the Management Committee;

            (f) to borrow money necessary to finance the Joint Venture's activities in accordance with a Program and as directed by the Management Committee; and

            (g)  to  perform  any  other   operation   or  activity   necessary,
appropriate, or incidental to any of the foregoing.

        3.4 Effective Date and Term. The effective date of this Agreement shall be the date first recited above. The term of this Agreement shall be for fifty
(50) years from the effective date, unless the Agreement is earlier terminated as herein provided.

                                   ARTICLE IV
                                   ----------
                          RELATIONSHIP OF THE VENTURERS
                          -----------------------------

        4.1    Relationship; Indemnification.

            (a) No Venturer in its capacity as a Venturer may, without the prior authorization of the Management Committee or except as expressly provided herein, take any act on behalf of the Joint Venture or affecting any of the Assets.

            (b) Each Venturer shall indemnify, defend and hold harmless the other Venturer, its directors, officers, and employees from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal fees and expenses incurred as a result of any such claims

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made by third parties against such other Venturer) ("Losses") arising out of (i)
any act or any assumption of liability, by the indemnifying Venturer, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other Venturer, except for acts taken in good faith pursuant to the authority expressly granted herein or otherwise agreed in writing between the Venturers, (ii) any breach of this Agreement by the indemnifying Venturer, or (iii) the wilful misconduct or negligence of the indemnifying Venturer.

        4.2 Federal Tax Elections and Allocations. The Venturers agree that their relationship shall constitute a tax partnership within the meaning of
Section 761 (a) of the United States Internal Revenue Code of 1986.

        4.3 State Income Tax. The Venturers also agree that, to the extent possible under applicable law, their relationship shall be treated for state income tax purposes in the same manner as it is for Federal income tax purposes.

        4.4 Tax Returns. The Tax Matters Venturer, Can-Cal, shall prepare and shall file, after approval by the Management Committee, any tax returns or other tax forms required.

        4.5 Other Business Opportunities. Subject to the provisions of Article XI and Section 10.7, the parties hereto agree that any Venturer or its Affiliates may engage in any other business or investment, whether or not the same shall be in competition with the business or investment of the Joint Venture or any other venture, including, without limitation, the acquisition of property outside the Area of Interest at any time.

        4.6 Termination of Rights to Properties. Except as otherwise provided in this Agreement, neither Venturer shall permit or cause all or any part of its interest in the Property and the assets to be sold, exchanged, encumbered, surrendered, abandoned or otherwise terminated.

        4.7 Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

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                                    ARTICLE V
                                    ---------
                  CONTRIBUTIONS BY VENTURERS; CERTAIN COVENANTS
                  ---------------------------------------------

        5.1    Venturers' Initial Contributions.

            (a) Schwarz, as its Initial Contribution, hereby transfers to Can-Cal (A) a 50% interest in all of its right, title and interest in and to the Claims listed on Exhibit A hereto (subject to the payment of $100,000 by Can-Cal of expenses relating to the purposes for which this Joint Venture was formed); and (B) contributes to the Joint Venture its experience and expertise regarding analyses, processes, formulas and all other information it has regarding the Claims, to the Joint Venture. Schwarz will forthwith execute all documents requested by Can-Cal to transfer a 50% interest in the Claims to Can-Cal.

            (b) Can-Cal, as its Initial Contribution,

            (i) hereby agrees to contribute  $100,000 to the Joint Venture.  All such funds shall be spent for the purposes set forth herein and no other.

            (ii)Can-Cal hereby issues in Schwarz's  name 500,000  Can-Cal common shares. Those shares shall be held in escrow by Can-Cal pending a determination by Can-Cal, in its sole discretion, whether precious metals exist on the Claims and whether it is economically feasible to produce them. Can-Cal shall make that determination no later than September 30, 1997 and shall notify Schwarz in writing within fourteen (14) days of its determination.  In  the  event  Can-  Cal  determines  that  the production of precious metals from the claims is not economically feasible, Can-Cal shall return those shares from escrow to Can- Cal and Schwarz shall have no claim or right to any of those shares. In the event Can-Cal determines that production of precious metals from the Claims is economically feasible, Can-Cal shall deliver the 500,000 shares to Schwarz. Schwarz represents that they are familiar with the business,

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                operations and financial condition of  Can-Cal  and have  worked
                extensively   with  Can-Cal's   management  in  connection  with
                Can-Cal's other properties and are familiar with them and that they are acquiring those shares for investment purposes. Schwarz shall execute all documents required by law in connection with issuance of those shares, including, but not limited to, investment representations and stop transfer instructions. In addition to restrictions imposed by law restricting resale, Schwarz agrees that the shares shall be, in no event, salable by them earlier than in accordance with the following schedule:

                             May 5, 1998                  200,000 shares
                             November 5, 1998             100,000 shares
                             May 5, 1999                  100,000 shares
                             November 5, 1999             100,000 shares

                Schwarz agrees not to sell any Can-Cal shares except in strict compliance with federal and state securities laws.

        5.2 Additional Cash Advances. In addition, Can-Cal agrees to loan the joint venture $48,000, on the terms to be agreed upon, to be used for the purposes set forth herein. Can-Cal reserves the right to loan the Joint Venture additional funds, in its sole discretion, with the consent of the Management Committee.

        5.3 Schwarz's Option to Repurchase Can-Cal's 50% Interest.. In the event Can-Cal determines by September 30, 1997 that production of precious metals from the Claims is not economically feasible, Schwarz shall have the option to purchase Can-Cal's 50% interest in the Claims by paying Can-Cal all funds paid by Can-Cal for its 501/6 interest plus all funds advanced by Can-Cal to the Joint Venture. Schwarz must exercise that option and make payment of the option price in full no later than December 31, 1998. If Schwarz does not exercise the option and pay the

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option price in full by December 31, 1998, it shall have no further  rights with respect to Can-Cal's 50% interest in the Claims.

        5.4 Financing. After Can-Cal makes the balance of its Initial Contribution in accordance with Section 5. 1 (b) herein, and makes the determination that production of precious metals from the Claims is economically feasible, Schwarz and Can-Cal through the Management Committee hereby agree to use their best efforts to arrange with third-party lenders for working capital financing for the Joint Venture as required to finance a Program.

        5.5 Cash Calls. In the event the Joint Venture is unable to obtain financing from third party lenders, the Management Committee shall make a determination of whether or not to make a cash call on the Venturers. In the event the Management Committee makes a cash call, the parties agree to contribute their portion of any such cash call to the Joint Venture that percentage of funds required equal to its Participating interest, as determined by the Management Committee.

                                   ARTICLE VI
                                   ----------
                             INTERESTS OF VENTURERS
                             ----------------------

        6.1 Initial Participating Interests. The Venturers shall have the following initial Participating Interests subject to Can-Cal contributing the balance of its Initial Contribution in accordance with Section 5. 1 (b)(i) herein:

                      Schwarz               50%
                      Can-Cal               50%

        6.2 Changes in Participating Interests. A Venturer's Participating Interest may be changed as follows:

            (a) As provided in Sections 10.2 and 10.3; or


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            (b) By  transfer  by a Venturer  of less than all its  Participating
Interest in accordance with Article XII.

        6.3 Elimination of Minority Interest. Upon the reduction of its Participating Interest to less than ten percent (10%), a Venturer shall be deemed to have withdrawn from this Agreement and shall relinquish its entire Participating Interest. Such relinquished Participating Interest shall be deemed to have accrued automatically to the other Venturer, who at its option, may cause the interest of the diluted Venturer's Participating Interest to be exchanged for a two percent (2 %) net profits interest of the Joint Venture. For purposes of this Section 6.3, net profits is defined as gross revenue less expenses, where expenses include but are not limited to mining, extraction, haulage, processing, milling, marketing, severance and ad valorem taxes, depreciation of Claims, plant and equipment and amortization of development and exploration, using unit of production method of accounting.

        6.4 Continuing Liabilities Upon Adjustments of Participating Interests. Any reduction of a Venturer's Participating Interest Under Article X shall not relieve such Venturer of its share of any liabilities to third persons, whether it accrues before or after such reduction, arising out of Operations conducted prior to such reduction, or of its other obligations under this Agreement. For purposes of this Section, such Venturer's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Venturer as a result of the reduction of the other Venturer's Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Venturer, other than those existing at the time the Claims were acquired or those to which both Venturers have given their written consent. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of instruments, but each Venturer's Participating Interest shall be shown in the books of the Joint Venture. Either Venturer, at any time upon request of the other Venturer, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Claims are located.


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                                   ARTICLE II
                                   ----------
                              MANAGEMENT COMMITTEE
                              --------------------

        7.1 Organization and Composition. The Venturers hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of two members, one member appointed by Schwarz and one member appointed by Can-Cal. Each Venturer may appoint one or more alternates to act in his or her absence as a regular member (including another member by proxy). Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice to the other Venturer. The initial members shall be Robin Schwarz (appointed by Schwarz) and Ronald Sloan (appointed by Can-Cal).

        7.2 Decisions. Each Venturer, acting through its appointed members, shall have one vote on the Management Committee. Unless otherwise specifically provided in this Agreement, the vote of the Venturer with a Participating Interest over fifty percent (50%) shall determine the decisions of the Management Committee, It shall also supervise and control all aspects of the Joint Venture's business and operations including, but not limited to, exploration, a development, haulage, processing, milling and marketing of the ore on the Claims.

        7.3 Meetings. The Management Committee shall hold regular meetings, at least quarterly, at 3651 Lindell, Suite A, Las Vegas, Nevada, or at any other mutually agreed upon place. The Secretary shall give five business days' notice to the Venturers of such regular meetings. The initial regular meeting shall be held on June 2, 1997. Additionally, either Venturer may call a special meeting upon five business days' notice to the other Venturer. In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if at least one member representing a Venturer is present. Each notice of a meeting shall include an itemized agenda prepared by the Secretary in the case of a regular meeting, or by the Venturer calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Venturers. The Secretary shall prepare minutes of all meetings and shall distribute copies of such minutes of all meetings to the Venturers within 14 days after the meeting. The minutes, when signed

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by all  Venturers,  shall be the official  record of the  decisions  made by the
Management Committee and shall be binding on the Venturers. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable out-of-pocket costs incurred in connection with such attendance shall be an expense chargeable to the Joint Venture. All other expenses shall be paid for by the Venturers individually.

        7.4 Action Without Meeting. In lieu of participation at meetings in person, any member of the Management Committee may participate by telephone. All decisions made at such telephonic conferences will be immediately confirmed in writing by the Venturers.

        7.5 Matters Requiring Approval. The Management Committee shall have exclusive authority to determine all management matters related to this Agreement.

        7.6 Appointment of Secretary. The Venturers may appoint a Secretary to keep the books and records of the Joint Venture, give notices and perform such other duties as the Management Committee may delegate.

        7.7 Transactions with Affiliates. If the Joint Venture engages Affiliates of either Venturer to provide services hereunder, it shall do so on terms no less favorable to the Joint Venture than would be the case with unrelated persons in arm's-length transactions.

                                  ARTICLE VIII
                                  ------------
                                    PROGRAMS
                                    --------

        8.1  Initial  Program.  The  initial  Program  shall be  adopted  by the
Venturers   within  thirty  (30)  days  of  the  date  that  Can-Cal  makes  its determination pursuant to paragraph 5.1(b)(ii).

        8.2 Operations Pursuant to Programs. Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs.


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        8.3  Election  to  Venturers.  Within five (5) days after the final vote adopting a Program or such later date specified by the Management Committee, the Venturers shall contribute to the Joint Venture amounts necessary, over and above that which has been financed with the approval of the Management
Committee,   to  implement   such  Program  in  proportion  to  its   respective
Participating Interest as of the beginning of the period covered thereby.

        8.4 Deadlock on Proposed Programs. If the Venturers, acting through the Management Committee, fail to approve a Program by the beginning of the period to which the proposed Program applies, or fail to present Program, a Program comparable to the last adopted Program shall automatically be adopted.

                                   ARTICLE IX
                                   ----------
                                  DISTRIBUTIONS
                                  -------------

        9.1 Distributions. Joint Venture cash, after due allowance for the cash necessary for the operation of the Joint Venture business and requirements of any agreements relating to indebtedness of the Joint Venture, shall be allocated and distributed to the Venturers in accordance with their respective Participating Interests, subject to the provisions set forth in Article X, in aggregate amounts and at times determined by the Management Committee. Any disproportionate distributions due to differing tax liabilities between the Venturers shall be taken into account in future distributions, subject to other provisions of this Article and Article X, in order to have aggregate distributions to the Venturers in accordance with their respective Joint Venture Interests. In making determinations regarding distributions, and subject to the provisions of this Section, the Management Committee shall act consistently with the principle that available cash should not be distributed to Venturers in any year until annual operating costs and expenses for that year have been paid or reserved against and only after an annual audit has been prepared of the financial statements of the Joint Venture for that year. All funds in excess of immediate cash requirements shall be invested in interest-bearing accounts for the benefit of the Joint Account.


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



                                    ARTICLE X
                                    ---------
                           DISSOLUTION AND TERMINATION
                           ---------------------------

        10.1 Dissolution. The Joint Venture shall dissolve upon, but not before, the first occur of:

             (a) the expiration of the term of the Joint Venture;

             (b) the sale, transfer, condemnation or destruction of all or substantially all of the Claims, except for a sale or transfer in connection with a sale-leaseback financing transaction or in which the Joint Venture acquires a purchase money mortgage;

             (c) the unanimous written consent of the Venturers;

             (d) an election pursuant to Section 10.2(b) hereof to dissolve. Except as provided herein, no Venturer shall have the right to terminate or dissolve the Joint Venture.

        10.2 Events of Default.

             (a) If any of the following events occur:

                 (i) the entry of a decree or order by a court having jurisdiction in the premises adjudging a Venturer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of a Venturer or any of its Parents under any bankruptcy, insolvency, or other similar state or federal law; or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Venturer or any of its Parents or of any substantial part of the Claims of a Venturer or any of its Parents, or ordering the winding up or liquidation of the affairs of a Venturer or any of its Parents,

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



and the continuance of any such decree or order remains unstayed and in effect for a period of ninety (90) consecutive days; or

                 (ii) the institution by a Venturer or its Parent of bankruptcy proceedings or other proceedings to be adjudicated as bankrupt or insolvent, or the consent by a Venturer or its Parent to the institution of bankruptcy or insolvency proceedings against a Venturer or its Parent, or the filing of a petition or answer of consent by a Venturer or its Parent seeking reorganization or relief under any bankruptcy, insolvency, or other similar state or federal law, or the consent by a Venturer or its Parent to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Venturer or its Parent or of any substantial part of the Claims of a Venturer or its Parent, or the making by a Venturer or its Parent or an assignment for the benefit of creditors, or the admission by a Venturer or its parent in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by a Venturer or its Parent in furtherance of any such action; or

                 (iii) any part of the Participating Interest of a Venturer is seized by a creditor of such Venturer, and the same is not released from seizure or bonded out within sixty (60) days from the date of notice of seizure; or

                 (iv) Can-Cal fails to make the balance of its Initial Contribution or a Venturer fails to advance funds as required by Section 5.2, or any other provisions of this Agreement, or to perform any other material obligation imposed upon such Venturers under any agreement relating to borrowed money of the Joint Venture or of such Venturer; or

                 (v) a Venturer fails to perform any of its obligations under this Agreement or has breached any of the terms, conditions, representations, warranties or covenants of this Agreement and any such failure or breach has continued for more than thirty (30) days after written notice by Non-Defaulting Venturer to the Venturer so failing to perform any of the obligations, terms, conditions or covenants hereinabove cited, or which has breached, this Agreement; then such

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



Venturer shall be deemed to be in default hereunder and shall be referred to as the Defaulting Venturer, and the other Venturer shall be referred to as the Non-Defaulting Venturer.

                 Any Non-Defaulting Venturer shall have the right to give the Defaulting Venturer a Notice of Default ("Notice") which shall be in writing, shall set forth the nature of the Default and, if, applicable, the obligations that the Defaulting Venturer has not performed, or is in breach of, and shall set forth the date by which such Default must be cured, which date shall be ten
(10) days after receipt of the Notice if payment or money is required, or thirty
(30) days after receipt of the Notice for events other than defaults in the payment of money; provided, however, that in the event of a nonmonetary default if, within the thirty (30) day period following receipt of the Notice, the Venturer in good faith commences to perform such obligation and cure such Default and thereafter prosecutes to completion with diligence and continuity the curing thereof and cures such default within a reasonable time, not to exceed an additional sixty (60) days, then no Default shall have occurred and the Venturer shall lose no rights hereunder, or such shorter period as may be necessary in the good faith judgment of such Non-Defaulting Venturer to prevent a default under any agreement for borrowed money to which the Joint Venture is a party or to avoid jeopardizing its investment in the Joint Venture. If, within the period specified in the Notice, the Defaulting Venturer cures such Default, the Notice shall be inoperative and the Defaulting Venturer shall lose no rights hereunder. If, within such specified period, the Defaulting Venturer does not cure such Default, any Non-Defaulting Venturer at the expiration of such period, shall have the rights hereinafter specified.

             (b) Upon the occurrence and during the continuance of a Default and the expiration of any applicable grace period, the Non-Defaulting Venturer shall have the option, in its sole discretion, to:

                 (i) dissolve the Joint Venture; or

                 (ii) expel the Defaulting Venturer and purchase on a date specified by such Non-Defaulting Venturer in a written notice, which date shall be not more than one hundred

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



twenty (120) days from the date of such notice, all of the Defaulting Venturer's Participating Interest at a price which for such purposes shall be equal in amount to the Defaulting Venturer's Participating Interest in the lesser of (A) the fair market value of the Joint Venture on the date of such purchase, as determined by an independent recognized expert selected by the Non-Defaulting Venturer, or (B) the net book value of the Joint Venture, as determined by generally accepted accounting principles as consistently applied by the Joint Venture (excluding goodwill and any capital resulting from write-up of assets) as shown on the Joint Venture books as of the date hereof but after deducting any amounts payable to the Joint Venture by the Defaulting Venturer as of the date of purchase;, any costs of remedying the Default and any damages or costs to the Joint Venture or Non-Defaulting Venturer resulting from the Default. Payment to the Defaulting Venturer may take the form of a ten (10) year note with interest at the floating "Prime Rate" announced from time to time by The Chase Manhattan Bank as in effect (the Prime Rate) and providing for ten (10) equal principal payments on the first ten (10) anniversaries of the making of such note, annual payment of interest in arrears, and a right to prepay all of part of the note without penalty. In the event the Joint Venture suffers liability in respect of a period prior to the expulsion of the Defaulting Joint Venture which liability had not been accrued on the books of the Joint Venture on the date the purchase price of the Defaulting Venturer's interest was determined, the payment provided for above shall be reduced by an amount equal to the Defaulting Venturer's Participating Interest in such liability; or

                 (iii) cure the Default, and the cost of such curing shall be charged against the Defaulting Venturer's Capital Account and credited to the Non-Defaulting Venturer's Capital Account, and the Participating Interest of the Defaulting Venturer shall be decreased, and the Participating Interest of the Non-Defaulting Venturer shall be increased in proportion to the foregoing adjustments to the capital accounts; or

                 (iv) in the case of a breach of a Venturer's obligation under Sections 5.1(b) or 5.2, exercise the remedies set forth in Section 10. 3.


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



                 None of the foregoing options shall relieve the Defaulting Venturer of its share of liabilities to third persons (whether such accrues before or after such Default) arising out of Operations conducted prior to such Default. For purposes of this Section, the Defaulting Venturer's share of such liabilities shall be equal to its Participating Interest immediately prior to Default.

        10.3 Default in Making Contributions.

             (a) If a Venturer Defaults in making a contribution or cash call required pursuant to Sections 5.1(b) or 5.2, the Non-Defaulting Venturer may advance the defaulted contribution on behalf of the Defaulting Venturer. The Non-Defaulting Venturer may at its election treat such advance, together with accrued interest, as a demand loan to the Defaulting Venturer bearing interest from the date of the advance at the rate provided in Section 10.2(b)(ii). The failure to repay said loan within thirty (30) days of notice of demand shall be an event of Default pursuant to Article X. Each Venturer hereby grants to the other a security interest in its rights under this Agreement and in its Participating Interest in the Assets, and the proceeds therefrom, to secure any loan made hereunder, including the interest thereon, reasonable attorney's fees and all other reasonable costs and expenses incurred in enforcing such lien or security interest, or both. Each Venturer hereby irrevocably appoints the other its attorney-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions hereof. No later than the end of the fiscal year in which such advance was made the Non-Defaulting Venturer shall be entitled to receive the amount of such advance plus interest from the Defaulting Venturer. At its election, the Non-Defaulting Venturer may, in lieu of receiving repayment of the advance plus interest from the Defaulting Venturer, instruct the Joint Venture to make a preferential cash distribution equal to the amount of such advance plus a 10% rate of return. No distributions (other than amounts required to pay income taxes on Joint Venture income if any cash is available) shall be made to a Defaulting Venturer until such advance has been repaid. In addition, the amount of such advance, plus interest thereon, shall be credited to the Non-Defaulting Venturer's Capital Account. Upon return of such advance, the amount of such repaid advance, plus interest or other return, shall be deducted from the Non- Defaulting Venturer's Capital Account.


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



             (b) The Venturers acknowledge that if a Venturer Defaults in making a contribution, or a cash call, or in repaying a loan, as required hereunder, it will be difficult to measure the damages resulting from such Default whether or not a Non-Defaulting Venturer makes an advance under Section 10.3(a). In the event of such Default and in addition to, and not in lieu of, provisions of
Section 10.3(a), as reasonable liquidated damages, the Non-Defaulting Venturer shall be entitled to receive a preferential cash distribution, in addition to any distribution made under Section 9. 1, equal to the Adjusted Percent of the Joint Venture's Net Proceeds for that year (which distribution shall be paid out of the Defaulting Venturer's share of Joint Venture Net Proceeds) and each additional year for which the advance referred to in Section 10.3(a) is outstanding. Any such distribution shall be made at the end of the fiscal year in which any such advance has been outstanding. For purposes of this Section, the "Adjusted Percent" means a percentage equal to the excess of (a) the quotient calculated by dividing (i) the sum of (x) the value of the Non-Defaulting Venturer' s initial contribution under Section 5.1, and (y) the total of all of the Non-Defaulting Venturer's contributions under Sections 5.2 (including amounts advanced pursuant to Section 10.3(4);) by (ii) the sum of (x) and (y) above for all Venturers (with amounts advanced by a Venturer; pursuant to Section 10.3 (a) being treated as a contribution of such Venturer); and then multiplied the result by one hundred, over (b) fifty (50); provided, however, that in no event shall the Adjusted Percent exceed ten (10). Such distribution shall not be deemed a repayment of the advance under Section 10.3(a).

        10.4.  Continuing  Obligations.  On dissolution of this Agreement  under
Section 10.1, the Venturers shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement.


        10.5 Disposition of Assets on Termination.

             (a) Upon the  dissolution of the Joint Venture  pursuant to Section
10.1 the liquidating trustee shall take all action necessary to wind up the activities of the Joint Venture, and

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



all costs and expenses incurred in connection with the termination of the Joint Venture shall be expenses chargeable to the Joint Venture. Any Venturer that has a negative Capital Account balance when the Joint Venture is terminated shall contribute to the Assets of the Joint Venture an amount sufficient to raise such balance to zero. The Assets shall first be paid, applied, or distributed in the following order of priority to the extent available:

                 (i) first, to the payment of any debts and liabilities of the Joint Venture to persons who are not Venturers which shall then be due and payable (other than liabilities expressly assumed by one of the Venturers pursuant hereto);

                 (ii) second, to the Venturers pro-rata until each shall have received the outstanding principal of, and accrued and unpaid interest on, any loans made to the Joint Venture;

                 (iii)  third,  to the  establishment  of any reserve  which the
Management Committee or liquidating trustee deems necessary in its sold discretion to provide for any contingent or unforeseen liabilities or obligations of the Joint Venture (other than liabilities expressly assumed by one of the Venturer's pursuant hereto). (At the expiration of such period of time as the Management Committee or liquidating trustee deems advisable, the balance remaining in any such reserve after payment of any such liabilities and obligations shall be distributed in the manner hereinafter set forth in this Section;

                 (iv) fourth, to the Venturers pro rata until each shall have received all accrued and unpaid interest on any additional capital contributions to the Joint Venture made pursuant to Section 10.3(b) hereof;

                 (v) fifth, to the Venturers in an amount equal to the positive balances in their respective Capital Accounts on the date of distribution;
provide, however, that in the event there shall be insufficient funds to repay in full such Capital Accounts, payment shall be made to Venturers with the greatest balances in their capital accounts until capital accounts are all in the same ratio as their respective Participating Interests; and

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



                 (vi) the balance, if any, shall be distributed to the Venturers in accordance with their respective Participating Interests in the Joint Venture.

             (b) No right, power or remedy conferred upon the Venturers or the Joint Venture with respect to any Defaulting Partner under this Article shall be inclusive, and each such Venturer under this Article shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred by this Agreement or hereafter available at law or equity or by statute or otherwise. No course of dealing between the Venturers and any Defaulting Venturer and no delay in exercising any right, power or remedy conferred in this Article or now or hereafter available at law or in equity or by statute or otherwise, shall operate as a waiver or otherwise prejudice any such right, power or remedy.

             (c) No Venturer shall be entitled to withdraw any part of its capital contributions to the Joint Venture, or to receive any distribution from the Joint Venture, except as expressly provided in this Agreement.

        10.6 Withdrawal. At any time after the third anniversary of the date of this Agreement, a Venturer may elect to withdraw by giving written notice to the other Venturer of the effective date of withdrawal, which shall be the later of the end of the then current Program or at least thirty (30) days after the date of the notice. Upon receipt of such notice the other Venturer may elect at any time to either (a) dissolve the Joint Venture; or (b) purchase, on a date specified by the non- withdrawing Venturer, all of the withdrawing Venturer's Participating Interest at a price which for such purposes be equal in amount to the withdrawing Venturer's Participating Interest in the lesser of (x) the fair market value of the Joint Venture, as determined by an independent recognized expert selected by the non-withdrawing Venturer, or (y) the net book value of the Joint Venture, as determined by generally accepted accounting principles as consistently applied by the Joint Venture (excluding goodwill and any capital resulting from write-up of assets) as shown on the Joint Venture books as of the date hereof but after deducting any amounts payable as of the date of withdrawal to the Joint Venture by the withdrawing Venturer.


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



        10.7 Non-Compete Covenants. A withdrawing Venturer shall not directly or indirectly acquire any interest in Claims within the Area of Interest for twelve
(12) months after the date of withdrawal. If a withdrawing Venturer, or the Affiliate of a withdrawing Venturer, breaches this Section, such Venturer or Affiliate shall be obligated to offer to convey to the non-withdrawing Venturer, without cost, any such Claims or interest acquired in such breach. Such offer shall be made in writing and can be accepted by the non-withdrawing Venturer at any time within fortyfive (45) days after it is received by such non-withdrawing Venturer.

                                   ARTICLE XI
                                   ----------
                      ACQUISITIONS WITHIN AREA OF INTEREST
                      ------------------------------------

        11.1 General. Any interest or option to acquire any interest in real property, including mining claims, within the Area of Interest owned on the date hereof or acquired thereafter during the term of this Agreement by or on behalf of a Venturer or any Affiliate shall, except as provided in this Article, be included in the Claims and shall be subject to the terms and provisions of this Agreement.

        11.2 Notice to Nonacquiring Venturer. Within sixty (60) days after the acquisition of any interest or the option to acquire any interest in real Claims wholly or partially within the Area of Interest, the acquiring Venturer shall notify the other Venturer of such acquisition. The acquiring Venturer's notice shall describe in detail the acquisition, the lands and minerals covered thereby, the cost thereof, and the reasons why the acquiring Venturer believes that the acquisition of the interest is in the best interests of the Venturers under this Agreement. In addition to such notice, the acquiring Venturer shall make any and all information concerning the acquired interest available for inspection by the other Venturer.

        11.3 Option Exercised. If, within thirty (30) days after receiving the acquired Venturer's notice, the other Venturer notifies the acquiring Venturer of its election to accept a proportionate interest in the acquired interest equal to its Participating Interest, the acquiring Venturer shall convey to the other Venturer, by special warranty deed, such a proportionate undivided interest

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



therein. The acquired interest shall become a part of the Claims for all purposes of this Agreement immediately upon the notice of such other Venturer's election to accept the proportionate interest therein. Such other Venturer shall promptly pay to the acquiring Venturer its proportionate share of the latter's actual out-of-pocket acquisition costs.

        11.4 Option Not Exercised. If the other Venturer does not give such notice within the thirty (30) day period set forth above, it shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Claims or be subject to this Agreement.

                                   ARTICLE XII
                                   -----------
                              TRANSFER OF INTEREST
                              --------------------

        12.1 General. A Venturer shall have the right to transfer, grant, assign, encumber, pledge or otherwise commit or dispose of ("transfer") to any third party all of any part of its interests in or to this Agreement, its Participating Interest, or the Assets solely as provided in this Article.

        12.2 Limitations on Free Transferability. The transfer right of a Venturer in Section 12.1 shall be subject to the following terms and conditions:

               (a) No transferee of all or part of the interests of a Venturer in this Agreement, any Participating Interest, or the Assets shall have the rights of a Venturer unless and until the transferring Venturer has provided to the other Venturer notice of the transfer, and the transferee, as of the effective date of the transfer, has committed in writing to be bound by this Agreement to the same extent and nature as the transferring Venturer; and, except as provided in Sections 12.2(g) and 12.2(h), the transfer, as of the effective date of the transfer, has committed in writing to be bound by this Agreement to the same extent and nature as the transferring Venturer.

               (b) No Venturer, without the consent of the other Venturer, shall make a transfer which shall cause termination of the tax partnership established by the provisions of Section 4.2;


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



               (c) No transfer permitted by this Article shall relieve the transferring Venturer of its share of any liability, whether accruing before or after such transfer, which arises out of Operations conducted prior to such transfer;

               (d) The transferring Venturer and the transferee shall bear all tax consequences of the transfer;

               (e)  In  the  event  of  a  transfer   of  less  than  all  of  a
Participating Interest, the transferring Venturer and its transferee shall act and be treated as one Venturer;

               (f) No Venturer shall transfer any interest in this Agreement or the Assets except by transfer of part or all of its participating Interest;

               (g) If the transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets to secure a loan or other indebtedness of a Venturer in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Venturer hereunder. Upon any foreclosure or other enforcement of rights in the security interest, the acquiring third party shall be deemed to have assumed the position of the encumbering Venturer with respect to this Agreement and the other Venturer, and it shall comply with the terms and conditions of Article XIII;

        (h) If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Venturer upon distribution to it pursuant to
Section 9.1 creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Article;

        (i) If, contrary to Section 12.2(b), a transfer is made which causes termination of the tax partnership established by Section 4.2, the transferring Venturer shall indemnify, defend and hold

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



harmless the other Venturer from and against any and all loss, cost, expense or damage arising from such termination;

             (j) Such transfer shall be subject to a preemptive right in the other Venturer as provided in Section 12.3; and

             (k) No transfer may be made without the consent of the other Venturer.

        12.3 Preemptive Right. Except as otherwise provided in Section 12.4, if a Venturer desires to transfer all or any part of its interest in this Agreement, and Participating Interest, or the Assets, the other Venturer shall have a preemptive right to acquire such interests as provided in this Section on substantially the same terms and conditions as agreed to by any proposed transferee.

        12.4 Exceptions to Preemptive Right and Transfer Restrictions.  Sections
12.3 and 12.2(k) shall not apply to the following transfers:

             (a) (i) Incorporation of a Venturer, or corporate merger, consolidation, amalgamation or reorganization of a Venturer by which the surviving entity shall possess substantially all of the stock, or all of the Claims rights and interests, and be subject to substantially all of the liabilities and obligations of that Venturer or (ii) transfer to an Affiliate, provided that consent is obtained, which consent shall not be unreasonably withheld; and

             (b) The grant by a Venturer of a security interest in any interest in this Agreement, any Participating Interest, or the Assets by mortgage, deed of trust, pledge, lien or other encumbrances with the written consent of the Management Committee.


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



                                  ARTICLE XIII
                                  ------------
                               GENERAL PROVISIONS
                               ------------------

        13.1 Notices. All notices, payments and other required communications ("Notices") to the Venturers or the Management Committee members shall be in writing and shall be given (i) by personal delivery to the Venturer, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. Notices shall be addressed as follows:

             If to Schwarz (or its member representatives on the Management Committee):

                      Robin Schwarz

                      16008 Ash Street
                      Hesperia, CA 92345

             If to Can-Cal (or its member representatives on the Management Committee):

                      Ronald Sloan
                      110 - 5769 201 A Street
                      Langley, B.C., Canada V3A 8H9

        All notices shall be effective if sent to the address specified above and shall be deemed delivered (i) if by personal delivery on the date of delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A Venturer may change its address from time to time for the purposes hereof by written notice to the other Venturer.

        13.2 Waiver. The failure of a Venturer to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Venturer's right thereafter to enforce any provision or exercise right.


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        13.3 Modification.  No modification or amendment of this Agreement shall be valid unless made in writing and duly executed by the Venturers.

        13.4 Force Majeure. The obligations of a Venturer shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable contract, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Venturer to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Venturer shall promptly give notice to the other Venturer of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Venturer shall resume performance as soon as reasonably possible.

        13.5 Governing Law. Except as otherwise specifically provided in Article XIV, this Agreement shall be governed by and interpreted in accordance with the internal laws but not the laws of conflict of the State of Nevada.

        13.6 Rule Against Perpetuities. Any right or option to acquire any interest in real or personal Claims under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty-one (21) years after the effective date of this Agreement.

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



        13.7 Further Assurance. Each of the Venturers agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

        13.8 Survival of Terms and Conditions. The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Venturers in whose favor they run:
Sections 4.1(b), 6.4, 10.3, 10.4, 10.5 and 10.6.

        13.9 Entire Agreement; Successors and Assigns. This Agreement contains the entire understanding of the Venturers and supersedes all prior agreements and understandings between the Venturers relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Venturers.

        13.10 Validity and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision similar in terms to such illegal, invalid or unenforceable provision.

        13.11 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE XIV
                                   -----------
                       RESOLUTION OF DISPUTES; ARBITRATION
                       -----------------------------------

        14.1 Subject of Arbitration. In the event of disagreement between the Venturers with respect to any question of fact involved in the application of this Agreement or of any action of the Management Committee, or the interpretation of any provision of this Agreement or any action of the Management Committee (whether legal or factual), the matter involved in the disagreement shall, upon demand of any Venturer, be submitted to arbitration in the manner hereinafter provided. Submission of a matter to arbitration, as hereinafter provided, shall be a condition precedent to any right to institute proceedings at law or in equity concerning such matter, except for injunctive or other provisions relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement.

        14.2 Agreement to Arbitrate. The Venturers will make every responsible effort to resolve disputes, claims and controversies through decisions of the Management Committee prior to any such dispute, claim or controversy reaching a state that required implementation of this Article for resolution. However, should any controversy arise between or among the Venturers as to which the Venturers are unable to effect a satisfactory resolution and which, under the terms and provisions of this Agreement may be submitted to arbitration, such controversy shall be submitted to arbitration in accordance with the terms and provisions of this Article, and in accordance with the rules of the American Arbitration Association (or any successor organization).

        14.3 Submission to Arbitration and Selection of Arbitrators. A Venturer desiring to submit to arbitration any such controversy shall furnish its demand for arbitration in writing to the other Venturer, which demand shall contain a brief statement of the matter if controversy, as well as a list containing the names of three (3) suggested arbitrators from which list, or from other sources, all of the Venturers shall choose one (1) mutually acceptable arbitrator. If the Venturers are unable to agree upon the identity of a single arbitrator, within ten (10) days from receipt of such demand, each Venturer, within a period of five (5) additional days, shall name one (1) arbitrator by

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written  notice to the other  Venturer.  Within ten (10) days after this notice, the two (2) arbitrators so named shall choose a third arbitrator. If any Venturer fails to name an arbitrator within the specified five (5) day period or if the two arbitrators chosen by the Venturers fail to select a third arbitrator within the ten (10) days period, then either Venturer, on behalf of and on
notice  to  the  other  Venturer,   may  request  appointment  by  the  American
Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing of the required additional arbitrators. If the American Arbitration Association (or such organization successor thereto) should fail to appoint the necessary arbitrator(s) within fifteen (15) days after such request is made, then either Venturer may apply, on notice to the other Venturer, to a court in Nevada for the appointment of such necessary additional arbitrators. Each of the arbitrator(s) chosen or appointed pursuant to this Section shall be a person having at least ten (10) years experience in the United States in a profession or professions related to the subject matter involved in the dispute and shall not be a past or present officer, director or employee of, or have any material interest in, any Venturer or its Affiliate.

        14.4 Arbitration Procedure. Each Venturer shall furnish the arbitrator or arbitrators and all other Venturers with a written statement of matters it deems to be in controversy for purposes of the arbitration procedures. Such statement shall also include all arguments, contentions and authorities which it contends substantiate its position. Hearings may be scheduled by the arbitrator or arbitrators, provided that if any such hearings are to be held, they shall be scheduled no later than ten (10) days following the appointment of such arbitrator or arbitrators. If only one (1) arbitrator is appointed pursuant to
Section 14.3 hereof, such arbitrator shall render his decision and award as soon as possible but no later than thirty (30) days after the conclusion of any hearings before such arbitrators. Any such hearings shall be held in Las Vegas, Nevada or such other location as the parties may agree upon. If, however, three
(3) arbitrators are appointed, they shall render their decision and award upon the concurrence of at least two (2) of their number, as soon as possible but not later than thirty (30) days after the conclusion of any hearings before such arbitrators. The decision and award shall in either case be in writing and counterpart copies thereof shall be delivered to each of the Venturers. Such decision shall be based solely upon the written arguments and contentions coupled in appropriate cases with evidence and/or legal authorities, submitted by each Venturer. Except with the consent of each Venturer, the arbitrator shall not retain or consult any experts in arriving at the decision. In rendering such decision and award, the arbitrator(s) shall not add to, subtract from or otherwise modify the provisions of this Agreement. Each Venturer agrees that judicial judgment may be held on the decision and award of the arbitrator(s) so rendered and may be enforced in accordance with the laws of the State of Nevada.

        14.5 Successor Arbitrators. Notwithstanding the above, in the event any arbitrator appointed by a Venturer dies, refuses to act, or becomes incapable of acting, then such Venturer shall appoint a successor arbitrator within five (5) days of notice of said disability. In the event such Venturer fails to appoint the required successor within such time, the other Venturer, on notice, may apply to a court in Nevada for the appointment of such necessary arbitrator. If a third arbitrator dies, refuses to act, or become incapable of acting, then a successor arbitrator shall be chosen pursuant to Section 14.3 hereof.

        14.6 Cost of Arbitration. Each Venturer shall bear the expense of the arbitrator appointed by or for such Venturer, its own counsel, experts and presentation of proof. The Venturers shall share equally the expense of the additional arbitrators (or the expense of the single arbitrator if only one (1) arbitrator is appointed), and all other expenses of the arbitration.

        14.7 Submission to Jurisdiction. Schwarz and Can-Cal hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Nevada and/or the federal courts in the District of Nevada, over any suit, action or proceeding to enforce an arbitration award (each a "Proceeding"). Each Venturer irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in such court has been brought in an inconvenient forum. Each Venturer agrees that a final judgment in any such Proceeding brought in such a court shall be conclusive and binding upon it. Each Venturer agrees not to commence any Proceeding in any jurisdiction other than Nevada.

        14.8 Choice of Forum. Schwarz and Can-Cal hereby agree that the choice of judicial forum for all matters affecting this Agreement shall be the state or federal courts located in the State of Nevada, except to enforce an arbitration award in such circumstances as the court in Nevada may not have subject matter jurisdiction to enforce the award. Each Venturer irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such matter brought in any such court and any claim that any such matter brought in such court has been brought in an inconvenient forum. Nothing in this Section shall be deemed to contravene
Section 14. 1.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            /s/   Robin Schwarz
                                       -----------------------------------------
                                        Robin Schwarz

                                            /s/    Aylward Schwarz
                                       -----------------------------------------
                                       Aylward Schwarz

                                      S & S MINING

                                      By:   /s/   Robin Schwarz
                                          --------------------------------------

                                      CAN-CAL RESOURCES, LTD

                                      By:   /s/   R. D. Sloan
                                          --------------------------------------
                                            Ronald Sloan, President

                                    EXHIBIT A


County Document #             Name of Claim                          CAMC
-----------------             -------------                          ----
19960300074                   Aylward 1                            104432
19960300074                   Aylward 2                            104433
19960300074                   Aylward 3                            104434
19960300074                   Lori Lee                             104438
19960300074                   Ruth 1                               133937
19960300074                   Ruth 2                               133938
19960300074                   Ruth 3                               133939
19960300074                   Mill Site                            171940

19960457449                   S&S Mining Placer #1                 271288
19960457450                   S&S Mining Placer #2                 271289
19960457451                   S&S Mining Placer #3                 271290
19960457452                   S&S Mining Placer #4                 271291
19960457453                   S&S Mining Placer #5                 271292

19970136121                   S&S Mining, Inc. Placer #9           271524
19970136122                   S&S Mining, Inc. Placer #10          271525